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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                   --------

                                   Form 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 31, 2001


                                Motorola, Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

                                    1-7221
                           (Commission File Number)

                                  36-1115800
                     (I.R.S. Employer Identification No.)

                1303 East Algonquin Road, Schaumburg, Illinois
                   (Address of principal executive offices)

      Registrant's telephone number, including area code: (847) 576-5000

                                Not applicable
        (Former name or former address, if changed since last report.)
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Item 5. Other Events

     On October 31, 2001, Motorola, Inc. (the "Company") closed the sale of $1,050 million of 7.00% Equity Security Units (the "Units"). The Units consist of (i) purchase contracts under which (a) the holder will purchase shares of Common Stock of the Company, $3 par value per share, on November 16, 2004, and
(b) the Company will pay contract adjustment payments at the annual rate of $0.50, and (ii) 6.50% Senior Notes due November 16, 2007. The net proceeds from the issuance of the Units, together with the net proceeds from the Company's concurrent sale of $600 million of 8.00% notes due 2011 in a private placement, will be used to reduce short-term indebtedness and for general corporate purposes.

     The Units were sold pursuant to the Company's existing shelf registration of up to $2 billion of Debt Securities and Debt Securities Warrants, Common Stock and Common Stock Warrants, and Stock Purchase Contracts and Stock Purchase Units. Certain of the underlying documents executed or negotiated in connection with the issuance of the Units are filed herewith.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                MOTOROLA, INC.


Dated: November 2, 2001                         By: /s/ Carl F. Koenemann
                                                    ----------------------
                                                Carl F. Koenemann
                                                Executive Vice President
                                                and Chief Financial Officer
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                                 EXHIBIT INDEX

The following exhibits are filed herewith.

Exhibit No.     Document

99.1 Purchase Contract Agreement, dated as of October 31, 2001, between the Company and First Union Trust Company, National Association, as Purchase Contract Agent.

99.2            Form of Normal Units Certificate (included in Exhibit 99.1).

99.3            Form of Stripped Units Certificate (included in Exhibit 99.1).

99.4 Form of Remarketing Agreement among the Company, the Purchase Contract Agent and the Remarketing Agent.

99.5 Pledge Agreement, dated as of October 31, 2001, among the Company, The Chase Manhattan Bank, as Collateral Agent, Custodial Agent and Securities Intermediary, and First Union Trust Company, National Association, as Purchase Contract Agent.